EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 26, 2015, relating to the financial statements and financial highlights which appear in the December 31, 2014 Annual Reports to Shareholders of the following funds of the Goldman Sachs Trust: Dynamic Allocation Fund, Absolute Return Tracker Fund, Commodity Strategy Fund, International Real Estate Securities Fund, Real Estate Securities Fund, Managed Futures Strategy Fund, Dynamic Commodity Strategy Fund, Balanced Strategy Portfolio, Equity Growth Strategy Portfolio, Growth and Income Strategy Portfolio, Growth Strategy Portfolio, and Satellite Strategies Portfolio which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

PricewaterhouseCoopers LLP

Boston, Massachusetts

July 29, 2015

Dynamic Allocation Fund, Absolute Return Tracker Fund, Commodity Strategy Fund, International Real Estate Securities Fund, Real Estate Securities Fund, Managed Futures Strategy Fund, Dynamic Commodity Strategy Fund, Balanced Strategy Portfolio, Equity Growth Strategy Portfolio, Growth and Income Strategy Portfolio, Growth Strategy Portfolio, and Satellite Strategies Portfolio